www.smmttx.com Summit Code of Business Conduct and Ethics

TABLE OF CONTENTS www.smmttx.com Overview • Our Individual Responsibility • Non-Retaliation • Conflicts of Interest • Insider Training • Compliance With Anti-Bribery/ Anti-Corruption Laws and Other International Laws • Compliance With Antitrust Laws • Confidentiality • Compliance With Data Privacy Laws • Honest and Ethical Conduct and Fair Dealing • Protection and Proper Use of Corporate Assets • Intellectual Property Ownership • Gifts and Gratuities • Employee Privacy • Accuracy of Books and Records and Public Reports • Dealings with Independent Auditors • Ensure Human Subject Protection in Clinical Trials • Social Media Activities • Compliance with Environmental Laws • Waivers of this Code of Business Conduct and Ethics • Reporting and Compliance Procedures • Dissemination and Amendment 2 Overview Compliance with Company Policies

Summit Code of Business Conduct and Ethics Code of Business Conduct and Ethics COMPLIANCE WITH COMPANY POLICIESOVERVIEW “ Summit Mission Statement: “…We accomplish this by building a team of world class professional scientists and business administrators that apply their experience and knowledge to this mission. SUMMIT THERAPEUTICS INC. CODE OF BUSINESS CONDUCT AND ETHICS It is the Company’s policy to promote high standards of integrity by conducting our affairs in an honest and ethical manner. The integrity and reputation of the Company depends on the honesty, fairness and integrity brought by all Summit Personnel. Unyielding personal integrity is the foundation of corporate integrity. Obeying the law is the foundation of our Code. Our success depends upon Summit Personnel operating within legal guidelines and cooperating with local, national, and international authorities. All Summit Personnel are expected to understand the legal and regulatory requirements applicable to their business units and areas of responsibility. While you are not expected to memorize every detail of applicable laws, rules, and regulations, it is expected that you will be able to determine when it is appropriate to seek guidance. If you have a question about compliance with local, national, or international laws, you should seek an answer from your manager, the legal department or compliance office. Summit Therapeutics Inc., and its affiliates and subsidiaries (the “Company” or “Summit”) is committed to creating an environment where we are able to do our best work while maintaining the highest standards of business conduct and ethics. This Code of Business Conduct and Ethics (the “Code”) sets forth legal and ethical standards of conduct for employees, officers, and directors of Summit Therapeutics Inc. (the “Summit Personnel”). This Code is intended to deter wrongdoing and to promote the conduct of Company business in accordance with high standards of integrity and in compliance with all applicable laws and regulations. Except as otherwise required by applicable local law, this Code applies to the Company, its subsidiaries and other business entities controlled by the Company worldwide. If you have any questions regarding this Code or its application to you in any situation, you should contact your manager, the Legal Department, or the Compliance Office. “ Our Individual Responsibility Overview 3

Summit Code of Business Conduct and Ethics Code of Business Conduct and Ethics COMPLIANCE WITH COMPANY POLICIES Employees, officers, and directors shall not discharge, demote, suspend, threaten, harass or in any other manner discriminate or retaliate against an employee because he or she reports any such violation. However, if the report was made with knowledge that it was false, the Company may take appropriate disciplinary action up to and including termination. This Code should not be construed to prohibit you from engaging in concerted activity protected by the rules and regulations of the National Labor Relations Board or from testifying, participating, or otherwise assisting in any state or federal administrative, judicial, or legislative proceeding or investigation. Disregard of the law, rules, regulations, and policies will not be tolerated. Violation of laws, rules, and regulations of any country may subject an individual, as well as the Company, to civil and/or criminal penalties. Failure to comply in all respects with the Company’s policies, including the Code, may have disciplinary consequences, up to and including termination. You should be aware that conduct and records, including emails, are subject to internal and external audits and to discovery by third parties in the event of a government investigation or civil litigation. It is in everyone’s best interests to know and comply with our legal obligations. While it is the Company’s desire to address matters internally, nothing in this Code prohibits you from reporting any illegal activity, including any violation of the securities laws, antitrust laws, environmental laws or any other federal, state, or foreign law, rule, or regulation, to the U.S. Securities and Exchange Commission (the “SEC”) or any other applicable regulatory agency or governmental entity (each, a “Government Body”). For the avoidance of doubt, nothing in this Code is to be interpreted or applied in any way that prohibits, restricts or interferes with an employee’s (a) exercise of rights provided under, or participation in, “whistleblower” programs of the SEC or any other Government Body, (b) good faith reporting of possible violations of applicable law to any Government Body, including cooperating with a Government Body in any governmental investigation regarding possible violations of applicable law, or (c) right to engage in other legally protected communications. Non-Retaliation 4 Our Individual Responsibility (continued)

Summit Code of Business Conduct and Ethics Code of Business Conduct and Ethics COMPLIANCE WITH COMPANY POLICIES COMPLIANCE WITH COMPANY POLICIES Summit Personnel must refrain from engaging in any activity or having a personal interest that presents a “conflict of interest” and should seek to avoid even the appearance of a conflict of interest. A conflict of interest occurs when your personal interest interferes with the business interests of the Company. A conflict of interest can arise whenever you, as a Summit Personnel, or a member of your immediate family, take action or have an interest that prevents you from performing your Company duties and responsibilities honestly, objectively and effectively. An immediate family member includes all family members of Summit Personnel who share the same address as, or are financially dependent on, the Summit Personnel and any other person who shares the same address as such Summit Personnel (other than (x) an employee or tenant of such Summit Personnel (y) another unrelated person whom the Chief Executive Officer or Chief Financial Officer determines should not be covered by this policy. For example: • No Summit Personnel (or their immediate family) shall perform services as an employee, officer, director, consultant, advisor or in any other capacity for a direct competitor of the Company, as determined by the Board of Directors of the Company (the “Board”), other than services performed at the request of the Company; • No Summit Personnel (or their immediate family) shall have a financial interest in a direct competitor of the Company, as determined by the Board, other than a financial interest representing less than three percent (3%) of the outstanding shares of a publicly held company; and • No Summit Personnel (or their immediate family) shall use his or her position with the Company to influence a transaction with a supplier or customer in which such person has any personal interest, other than a financial interest representing less than three percent (3%) of the outstanding shares of a publicly held company. Conflicts of Interest 5 Every employee, officer and director is expected to comply with all Company policies and rules. You are expected to familiarize yourself with such policies.

Summit Code of Business Conduct and Ethics Code of Business Conduct and Ethics COMPLIANCE WITH COMPANY POLICIES It is your responsibility to disclose any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest to the principal financial officer or, if you are an executive officer or director, to the Board, who shall be responsible for determining whether such transaction or relationship constitutes a conflict of interest. There are strict laws that prohibit the use of material non-public information when transacting in our or another company’s publicly traded securities. All Summit Personnel shall comply with the Company’s Insider Trading Policy. See POL-CORP-004: Insider Trading Policy Summit Personnel are expected to comply with the applicable laws in all countries to which they travel, in which they operate and where the Company is located, or otherwise does business, including laws prohibiting bribery, corruption or the conduct of business with specified individuals, companies or countries. The fact that, in some countries, certain laws are not enforced or that violation of those laws is not subject to public criticism is not an excuse for noncompliance. We expect Summit Personnel to comply with U.S. laws, rules, and regulations governing the conduct of business by its citizens and corporations outside the U.S. These U.S. laws, rules, and regulations, which extend to all our activities outside the U.S., include: • The Foreign Corrupt Practices Act, which prohibits directly or indirectly giving anything of value to a government official to obtain or retain business or favorable treatment and requires the maintenance of accurate books of account, with all company transactions being properly recorded; • U.S. embargoes, which generally prohibit U.S. companies, their subsidiaries, and their employees from doing business with, or traveling to, countries subject to sanctions imposed by the U.S. government (including, Iran, North Korea, Sudan, and Syria), as well as doing business with specific companies and individuals identified on lists published by the U.S. Treasury Department; • U.S. export controls, which restrict exports from the U.S. and re-exports from other countries of goods, software, and technology to many countries, and prohibit transfers of U.S.-origin items to denied persons and entities; and • Antiboycott regulations, which prohibit U.S. companies from taking any action that has the effect of furthering or supporting a restrictive trade practice or boycott imposed by a foreign country against a country friendly to the U.S. or against any U.S. person. If you have a question as to whether an activity is restricted or prohibited, please ask before taking any action, including giving any verbal assurances that might be regulated by international laws. COMPLIANCE WITH COMPANY POLICIES continued Insider Trading Compliance With Anti-Bribery/Anti-Corruption Laws and Other International Laws 6

Summit Code of Business Conduct and Ethics Code of Business Conduct and Ethics COMPLIANCE WITH COMPANY POLICIES Antitrust laws are designed to protect the competitive process. These laws generally prohibit: • Formal or informal agreements with competitors that harm competition or customers, including price fixing and allocations of customers, territories, or contracts; • Formal or informal agreements that establish or fix the price at which a customer may resell a product; and • The acquisition or maintenance of a monopoly or attempted monopoly through anti- competitive conduct. Certain kinds of information, such as our strategies and identification of local business partnerships, should not be exchanged with competitors, regardless of how innocent or casual the exchange may be and regardless of the setting, whether business or social. Confidential information is one of the Company’s most important assets. Summit may sometimes share confidential information with Summit Personnel, and we expect you to keep that information confidential, and not disclose or use it except as needed to perform your work here, as you agreed in your confidentiality agreement with the Company. Confidential information includes all non-public information that, if disclosed, might be of use to competitors, harmful to the Company or its customers, or is information that provides economic advantage to the Company because the information is not generally known. Confidential information also includes: (1) personally identifiable information obtained within the scope of employment; (2) Company inventions; (3) written material provided, and information discussed at all meetings of the Board or any committee thereof; and (4) all information that is learned about the Company’s suppliers and customers that is not in the public domain. The obligation to preserve confidential information continues even after employment or agency with the Company ends. Unless you are instructed otherwise, you should assume that everything (financials, strategy and plans, scientific and technical data, details and results of our studies and clinical trials, information about our drug candidates, personnel information, legal disputes, etc.) is confidential. If you have any questions about whether information may be considered confidential, you should consult the VP of Legal. In addition, because we interact with other companies and organizations, there may be times when you learn confidential information about other companies before that information has been made available to the public. You must treat this information in the same manner as you are required to treat our confidential and proprietary information. There may even be times when you must treat as confidential the fact that we have an interest in, or are involved with, another company. All Summit Personnel have a duty to refrain from disclosing to any person confidential or proprietary information about us or any other company learned in the course of employment here, until that information is disclosed to the public through approved channels (usually through a press release, an SEC filing, or a formal communication from a member of senior management). This policy requires you to refrain from discussing confidential or proprietary information with outsiders and even with other Summit Personnel unless those fellow Company Personnel have a legitimate need to know the information in order to perform their job duties. Unauthorized use or distribution of this information could also be illegal and result in civil liability and/or criminal penalties. COMPLIANCE WITH COMPANY POLICIES continued Compliance With Antitrust Laws Confidentiality 7

Summit Code of Business Conduct and Ethics Code of Business Conduct and Ethics COMPLIANCE WITH COMPANY POLICIES You should also take care not to inadvertently disclose confidential information. Materials that contain confidential information, such as memos, notebooks, computer disks, memory sticks, laptop computers, tablets, and mobile devices, should be stored securely. Unauthorized posting or discussion of any information concerning our business, information or prospects on the internet is prohibited. All Company emails, voicemails, and other communications are presumed confidential and should not be forwarded or otherwise disseminated outside of the Company, except when required for legitimate business purposes. Be cautious when discussing sensitive information in public places like elevators, airports, restaurants and “quasi- public” areas within the Company, such as cafeterias. Please take special care when talking to your friends, family, or others about the Company or our industry. Summit is committed to complying with all applicable state, federal and international privacy and data protection laws including, but not limited to, the General Data Protection Regulation (“GDPR”) the Health Insurance Portability and Accountability Act and its implementing regulations (“HIPAA”), and state laws (e.g., California Consumer Privacy Act (CCPA) in the United States) by; • Following industry best practices in relation to data protection; • Respecting the rights of an identified or identifiable natural person (“Data Subjects”); • Providing transparency as to how Summit collects, processes and maintains information relating to a Data Subject (“Personal Data”); • Safeguarding Personal Data and Summit’s systems that are used for the processing of Personal Data; • Working with third parties acting as Data Controllers or Data Processors (as defined by the GDPR) to ensure that their security and processes meet our requirements; and • Protecting Summit’s organization, Summit Personnel, and the Personal Data that Summit maintains against the risk of data breaches. See POL-CORP-006: Privacy Policy for more details. COMPLIANCE WITH COMPANY POLICIES continued Summit Personnel should endeavor to deal honestly, ethically, and fairly with the Company’s suppliers, customers, competitors, and employees. Statements regarding the Company’s therapies and services must be true and accurate, and not misleading, deceptive or fraudulent. You must not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair-dealing practice. Compliance With Data Privacy Laws Honest and Ethical Conduct and Fair Dealing 8

Summit Code of Business Conduct and Ethics Code of Business Conduct and Ethics COMPLIANCE WITH COMPANY POLICIES Summit Personnel should seek to protect the Company’s assets, including Proprietary Information. Theft, carelessness, and waste have a direct impact on the Company’s financial performance. Employees, officers, and directors must use the Company’s assets and services solely for legitimate business purposes of the Company and not for any personal benefit or the personal benefit of anyone else. The use of any Company funds or assets for any unlawful or improper purpose is prohibited. Summit Personnel must advance the Company’s legitimate interests when the opportunity to do so arises. You must not take for yourself personal opportunities that are discovered through your position with the Company or the use of property or information of the Company. The Company, to the fullest extent allowed by law, owns all right, title and interest, including intellectual property rights relating to any and all inventions, discoveries, developments, improvements, innovations, works of authorship, designs, know-how, ideas, formulas, processes, techniques, data and information employees conceive, develop, reduce to practice, or create, which are (i) conceived, developed, reduced to practice, or created by the employees (a) within the scope of their employment or (b) with the aid, assistance, or use of any of the Company’s property, equipment, facilities, supplies, resources, or intellectual property; (ii) the result of any work, services, or duties performed by employees for the Company; (iii) related to the industry or trade of the Company; or (iv) related to the current or demonstrably anticipated business, research, or development of the Company (“Company Inventions”). The Company may require an employee to execute an intellectual property assignment to confirm the Company’s ownership of Company Inventions; however, the failure of the Company to request or obtain such an agreement shall not reduce or otherwise limit the rights the Company has or may have pursuant to this Code. There are certain times when the exchange of gifts may be appropriate in the course of conducting business. It is important to remember, however, that we must never exchange gifts if such exchange could compromise or be reasonably perceived as compromising our business judgment. As a general rule, exchanging gifts or customary business entertainment with business partners is appropriate so long as the gift or entertainment is modest in value and not given frequently. Stricter and more specific rules apply when we do business with healthcare professionals and state, local, and federal government personnel and contractors acting on their behalf. See Summit Policy POL-COMP-003: Gifts, Meals and Business Courtesies COMPLIANCE WITH COMPANY POLICIES continued Protection and Proper Use of Corporate Assets Intellectual Property Ownership Gifts and Gratuities 9 Remember: Summit’s interactions with HCPs are intended to inform HCPs about Summit’s products, provide relevant scientific and educational information to support patient care and the practice of medicine. Summit only provides meals to HCPs when the meal is incidental to the legitimate business or educational purpose of the discussion. Similarly, Summit only provides educational items for the purpose of aiding HCP or patient education.

Summit Code of Business Conduct and Ethics Code of Business Conduct and Ethics COMPLIANCE WITH COMPANY POLICIES Personal information about Summit Personnel is treated with the strictest confidentiality and will be shared on a need-to-know basis internally and externally with relevant authorities as required by law. Personal information includes information which identifies an individual, or from which an individual’s identity can be ascertained, and includes sensitive information. Sensitive information includes information about an individual’s racial or ethnic origin, political opinions, philosophical or religious beliefs or affiliations, membership of a political, trade or professional association, sexual preferences or practices, criminal record, government assigned information (e.g., U.S. Social Security number) or health information. Summit Personnel who are responsible for maintaining personal information must ensure that the information is not disclosed inappropriately or misused. However, except as provided by applicable law, employees shall have a very limited expectation of privacy with respect to their use of Company-provided information systems (e.g., work computers, mobile phones and email). To the extent allowed by applicable law, the Company may monitor and inspect its information systems for purposes of assuring system security and/or compliance with Company policies. For such purposes the Company may, with or without notice, audit or monitor computerized information, messages, email, or Internet transactions electronically, in accordance with applicable laws. The Company may also, in accordance with applicable laws, inspect the content of files, email or other messages in the course of an investigation triggered by indications of impropriety or as necessary to locate information that is no more available by other less intrusive means. COMPLIANCE WITH COMPANY POLICIES continued Summit Personnel must honestly and accurately report all Company business transactions. You are responsible for the accuracy of your records and reports. Accurate information is essential to the Company’s ability to meet legal and regulatory obligations. All Company books, records and accounts shall be maintained in accordance with all applicable regulations and standards and accurately reflect the true nature of the transactions they record. The financial statements of the Company shall conform to generally accepted accounting rules and the Company’s accounting policies. No undisclosed or unrecorded account or fund shall be established for any purpose. No false or misleading entries shall be made in the Company’s books or records for any reason, and no disbursement of corporate funds or other corporate property shall be made without adequate supporting documentation. It is the policy of the Company to provide full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications. Employee Privacy Accuracy of Books and Records and Public Reports 10

Summit Code of Business Conduct and Ethics Code of Business Conduct and Ethics COMPLIANCE WITH COMPANY POLICIES No employee, officer or director shall, directly or indirectly, make or cause to be made a materially false or misleading statement to an accountant in connection with (or omit to state, or cause another person to omit to state, any material fact necessary in order to make statements made, in light of the circumstances under which such statements were made, not misleading to, an accountant in connection with) any audit, review or examination of the Company’s financial statements or the preparation or filing of any document or report with the SEC. No employee, officer or director shall, directly or indirectly, take any action to coerce, manipulate, mislead, or fraudulently influence any independent public or certified public accountant engaged in the performance of an audit or review of the Company’s financial statements. Clinical trials determine the safety and efficacy of our products in people who volunteer to participate in our studies. It is, therefore, crucial that we conduct these trials with the utmost regard for the health and safety of participants while furthering the interests of science and society. Summit is committed to ensuring the safety of patients and volunteers who take part in our clinical trials, and to upholding the highest ethical, scientific and clinical standards in all our research initiatives worldwide. In addition, in all research endeavors sponsored by the Company, personnel and those working on behalf of the Company are strictly prohibited from inappropriately influencing the results and conclusion published from such research. Information about specific Summit-sponsored patient trials is available on http://www.ClinicalTrials.gov, a publicly available study registry and results database maintained by the U.S. National Institutes of Health. COMPLIANCE WITH COMPANY POLICIES continued Dealings with Independent Auditors Ensure Human Subject Protection in Clinical Trials 11

Summit Code of Business Conduct and Ethics Code of Business Conduct and Ethics COMPLIANCE WITH COMPANY POLICIES The Company’s relations with patients, Health Care Professionals, and business partners depend on appropriate channels for full discussion and providing accurate information. Using Company computers or equipment is strongly discouraged when engaging in social media activities unless you are an authorized based upon your job responsibilities. You are not allowed to discuss any Company products or investigational compounds in any social media forum or otherwise disclose confidential or non-public information. You should direct all medial inquires to Investor Relations. You may only speak on behalf of the Company if you are authorized to do so. See Summit’s Social Media Policy. See Summit Policy POL-CORP-006: Social Media Policy Federal law imposes criminal liability on any person or company that contaminates the environment with any hazardous substance that could cause injury to the community or environment. Violation of environmental laws can involve monetary fines and imprisonment. It is expected that all Summit Personnel will comply with all applicable environmental laws. While some of the policies contained in this Code must be strictly adhered to and no exceptions can be allowed, in other cases exceptions may be appropriate. Any waiver of this Code must be initially discussed with the Summit Personnel’s immediate manager. If the manager agrees that a waiver should be considered, then a waiver request must be submitted to the Legal Department for review and approval. The Legal Department may consult with individuals from Compliance, Finance or Human Resources in determining whether to grant a waiver. Any executive officer or director who seeks a waiver of this Code should contact the Chair of the Audit Committee. Any waiver of this Code for executive officers or directors or any change to this Code that applies to executive officers or directors must be approved by the Board of Directors of the Company and will be disclosed as required by law or stock exchange regulation. COMPLIANCE WITH COMPANY POLICIES continued Social Media Activities Compliance with Environmental Laws Waivers of this Code of Business Conduct and Ethics 12

Summit Code of Business Conduct and Ethics Code of Business Conduct and Ethics COMPLIANCE WITH COMPANY POLICIES All Summit Personnel are expected and encouraged to ask questions and raise concerns. Reporting concerns and raising questions allows our Company to quickly remedy any potential misconduct, sometimes even before it takes place. You have several options if you need to ask a question or make a report. Speaking with your manager is always a good place to start. If for some reason, you are not comfortable speaking with or making a report to your manager, you have other options. Compliance: You can contact the Compliance Office directly to report a concern or ask a question by: Email: compliance@smmttx.com; or Mail: Summit Compliance; 601 Brickell Key Drive, Suite 1000, Miami, FL 33131 The Audit Committee of The Board of Directors: You can raise concerns regarding questionable accounting and/or auditing matters to the Audit Committee by using the following webtool: https://www.whistleblowerservices.com/smmt or calling: This Code shall be distributed to each new employee, officer, and director of the Company upon commencement of employment or other relationship with the Company and shall also be distributed annually to each employee, officer and director of the Company, and each employee and officer shall certify via MasterControl or other designated certification process that he or she has received, read and understood the Code and has complied with its terms. The Company reserves the right to amend, alter or terminate this Code at any time for any reason. This Code shall be reviewed and approved annually, or as otherwise needed, by the Board. The most current version of this Code can be found on the corporate governance page of the Company’s Intranet and on the “Corporate Governance” section of the Company’s Investor webpage of the Company’s website. This document is not an employment contract between the Company and any of its employees, officers, or directors. This document states a policy of Summit and is not intended to be regarded as the rendering of legal advice. COMPLIANCE WITH COMPANY POLICIES continued 1-855-853-8089 HOTLINE Reporting and Compliance Procedures Dissemination and Amendment 13 You may speak with other members of management, the Compliance Office, the Legal Department, or Human Resources. Here is a list of additional compliance resources:

Summit Therapeutics and the Summit Therapeutics logo are trademarks of Summit Therapeutics Inc. Copyright 2025, Summit Therapeutics Inc. All Rights Reserved Contact Information Email: compliance@smmttx.com Whistleblower line: 1-855-853-8089